Exhibit 99.1
Copart, Inc.
For Immediate Release
Copart Reports Fourth Quarter Fiscal 2020 Financial Results
Dallas, Texas. (September 2, 2020) — Copart, Inc. (NASDAQ: CPRT) today reported financial results for the quarter and year ended July 31, 2020.
For the three months ended July 31, 2020, revenue, gross profit, and net income were $525.7 million, $250.4 million, and $165.5 million, respectively. These represent a decrease in revenue of $16.9 million, or 3.1%; an increase in gross profit of $7.8 million, or 3.2%; and an increase in net income of $12.0 million, or 7.8%, respectively, from the same period last year. Fully diluted earnings per share for the three months ended July 31, 2020 were $0.69 compared to $0.64 last year, an increase of 7.8%.
For the year ended July 31, 2020, revenue, gross profit, and net income were $2.2 billion, $1.0 billion, and $699.9 million, respectively. These represent an increase in revenue of $163.6 million, or 8.0%; an increase in gross profit of $109.5 million, or 12.2%; and an increase in net income of $108.2 million, or 18.3%, respectively, from the same period last year. Fully diluted earnings per share for the year ended July 31, 2020 were $2.93 compared to $2.46 last year, an increase of 19.1%.
Excluding the impact of discrete income tax items, disposal of non-operating assets, reserve for legacy sales tax liabilities, foreign currency-related gains and losses, certain income tax benefits and payroll taxes related to accounting for stock option exercises, and the effect on common equivalent shares from ASU 2016-09, non-GAAP fully diluted earnings per share for the three months and year ended July 31, 2020 and 2019, were $0.69, $0.60, $2.57 and $2.25, respectively. A reconciliation of non-GAAP financial measures to the most directly comparable financial measures computed in accordance with U.S. generally accepted accounting principles (GAAP) can be found in the tables attached to this press release.
On Thursday, September 3, 2020, at 11:00 a.m. Eastern time, Copart will conduct a conference call to discuss the results for the quarter. The call will be webcast live and can be accessed at http://stream.conferenceamerica.com/copart090320. A replay of the call will be available through November 2, 2020 by calling (877) 919-4059. Use confirmation code: 38708517.
About Copart
Copart, Inc., founded in 1982, is a global leader in online vehicle auctions. Copart’s innovative technology and online auction platform links sellers to more than 750,000 Members in over 170 countries. Copart offers services to process and sell salvage and clean title vehicles to dealers, dismantlers, rebuilders, exporters, and in some cases, to end users. Copart sells vehicles on behalf of insurance companies, banks, finance companies, charities, fleet operators, dealers and also sells vehicles sourced from individual owners. With operations at over 200 locations in 11 countries, Copart has more than 150,000 vehicles available online every day. Copart currently operates in the United States (Copart.com), Canada (Copart.ca), the United Kingdom (Copart.co.uk), Brazil (Copart.com.br), the Republic of Ireland (Copart.ie), Germany (Copart.de), Finland (Copart.fi), the United Arab Emirates, Oman and Bahrain (Copartmea.com), and Spain (Copart.es). For more information, or to become a Member, visit Copart.com/Register.

Copart, Inc. ~ 14185 Dallas Parkway, Suite 300, Dallas TX 75254 ~ (972) 391-5000

Copart, Inc.
Use of Non-GAAP Financial Measures
Included in this release are certain non-GAAP financial measures, including non-GAAP net income per diluted share, which exclude the impact of discrete income tax items, disposal of non-operating assets, reserve for legacy sales tax liabilities, foreign currency-related gains and losses, certain income tax benefits and payroll taxes related to accounting for stock option exercises, and the effect on common equivalent shares from ASU 2016-09. These non-GAAP financial measures do not represent alternative financial measures under GAAP. In addition, these non-GAAP financial measures may be different from non-GAAP financial measures used by other companies. Furthermore, these non-GAAP financial measures do not reflect a comprehensive view of Copart’s operations in accordance with GAAP and should only be read in conjunction with the corresponding GAAP financial measures. This information constitutes non-GAAP financial measures within the meaning of Regulation G adopted by the U.S. Securities and Exchange Commission. Accordingly, Copart has presented herein, and will present in other information it publishes that contains these non-GAAP financial measures, a reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measures.
Copart believes the presentation of non-GAAP net income per diluted share included in this release in conjunction with the corresponding GAAP financial measures provides meaningful information for investors, analysts and management in assessing Copart’s business trends and financial performance. From a financial planning and analysis perspective, Copart management analyzes its operating results with and without the impact of discrete income tax items, disposal of non-operating assets, reserve for legacy sales tax liabilities, foreign currency-related gains and losses, certain income tax benefits and payroll taxes related to accounting for stock option exercises, and the effect on common equivalent shares from ASU 2016-09.
Cautionary Note About Forward-Looking Statements
This press release contains forward-looking statements within the meaning of federal securities laws, including statements concerning the potential impact of the COVID-19 pandemic on our business, operations, and operating results. These forward-looking statements are subject to substantial risks and uncertainties. These forward-looking statements are subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected or implied by our statements and comments. For a more complete discussion of the risks that could affect our business, please review the “Management’s Discussion and Analysis” and the other risks identified in Copart’s latest Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, as filed with the Securities and Exchange Commission. We encourage investors to review these disclosures carefully. We do not undertake to update any forward-looking statement that may be made from time to time on our behalf.

Contact:	Melissa Hunter, Executive Support Manager, Office of the Chief Financial Officer
972-391-5090 or melissa.hunter@copart.com

Copart, Inc. ~ 14185 Dallas Parkway, Suite 300, Dallas TX 75254 ~ (972) 391-5000

Copart, Inc.
Consolidated Statements of Income
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended July 31,		Twelve Months Ended July 31,
	2020	2019	2020	2019
Service revenues and vehicle sales:
Service revenues	$457,668	$470,399	$1,947,140	$1,755,694
Vehicle sales	67,991	72,176	258,443	286,263
Total service revenues and vehicle sales	525,659	542,575	2,205,583	2,041,957
Operating expenses:
Yard operations	197,186	217,089	889,733	819,753
Cost of vehicle sales	54,643	65,552	225,294	255,504
Yard depreciation and amortization	21,615	15,745	76,999	63,167
Yard stock-based compensation	1,784	1,570	5,755	5,191
Gross profit	250,431	242,619	1,007,802	898,342
General and administrative	34,643	39,772	149,745	141,885
General and administrative depreciation and amortization	5,764	5,770	24,391	21,728
General and administrative stock-based compensation	4,309	4,275	17,567	18,254
Total operating expenses	319,944	349,773	1,389,484	1,325,482
Operating income	205,715	192,802	816,099	716,475
Other expense:
Interest expense, net	(4,803)	(4,255)	(18,871)	(17,585)
Other income (expense), net	971	(1,477)	3,611	6,061
Total other expense	(3,832)	(5,732)	(15,260)	(11,524)
Income before income taxes	201,883	187,070	800,839	704,951
Income tax expense	36,350	33,574	100,932	113,258
Net income	$165,533	$153,496	$699,907	$591,693

Basic net income per common share	$0.70	$0.67	$3.00	$2.57
Weighted average common shares outstanding	234,863	229,204	233,202	230,489

Diluted net income per common share	$0.69	$0.64	$2.93	$2.46
Diluted weighted average common shares outstanding	238,927	238,354	238,656	240,453

Copart, Inc. ~ 14185 Dallas Parkway, Suite 300, Dallas TX 75254 ~ (972) 391-5000

Copart, Inc.
Consolidated Balance Sheets
(In thousands)
(Unaudited)

	July 31, 2020	July 31, 2019
ASSETS
Current assets:
Cash, cash equivalents, and restricted cash	$477,718	$186,319
Accounts receivable, net	350,207	367,265
Vehicle pooling costs	73,684	76,548
Inventories	20,080	20,941
Income taxes receivable	26,740	19,526
Prepaid expenses and other assets	15,330	16,568
Total current assets	963,759	687,167
Property and equipment, net	1,941,719	1,427,726
Operating lease right-of-use assets	118,455	—
Intangibles, net	47,772	55,156
Goodwill	343,622	333,321
Deferred income taxes	213	411
Other assets	39,721	43,836
Total assets	$3,455,261	$2,547,617

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$318,530	$270,918
Deferred revenue	8,233	6,466
Income taxes payable	3,709	3,482
Current portion of operating lease liabilities	24,821	—
Current portion of finance lease obligations	751	1,138
Total current liabilities	356,044	282,004
Deferred income taxes	71,686	48,683
Income taxes payable	44,965	35,116
Operating lease liabilities, net of current portion	95,584	—
Long-term debt and finance lease obligations, net of discount	397,036	400,091
Other liabilities	430	3,342
Total liabilities	965,745	769,236
Commitments and contingencies
Stockholders’ equity:
Preferred stock	—	—
Common stock	24	23
Additional paid-in capital	672,727	572,559
Accumulated other comprehensive loss	(121,088)	(132,529)
Retained earnings	1,937,853	1,338,328
Total stockholders’ equity	2,489,516	1,778,381
Total liabilities and stockholders’ equity	$3,455,261	$2,547,617

Copart, Inc. ~ 14185 Dallas Parkway, Suite 300, Dallas TX 75254 ~ (972) 391-5000

Copart, Inc.
Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Year Ended July 31,
	2020	2019
Cash flows from operating activities:
Net income	$699,907	$591,693
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization, including debt cost	104,257	85,334
Allowance for doubtful accounts	1,670	(429)
Impairment of long-lived assets	—	—
Equity in losses of unconsolidated affiliates	1,401	419
Stock-based compensation	23,322	23,445
Gain on sale of property and equipment	(1,913)	(3,073)
Deferred income taxes	23,082	23,167
Changes in operating assets and liabilities, net of effects from acquisitions:
Accounts receivable	15,993	(60,808)
Vehicle pooling costs	2,590	(16,418)
Inventories	1,348	(4,719)
Prepaid expenses and other current and non-current assets	141	(12,265)
Operating lease right-of-use assets and lease liabilities	(572)	—
Accounts payable and accrued liabilities	41,648	11,126
Deferred revenue	1,615	2,056
Income taxes receivable	(7,216)	(4,215)
Income taxes payable	10,114	10,669
Other liabilities	498	664
Net cash provided by operating activities	917,885	646,646

Cash flows from investing activities:
Purchases of property and equipment, including acquisitions	(603,674)	(374,628)
Proceeds from sale of property and equipment	2,466	18,361
Net cash used in investing activities	(601,208)	(356,267)

Cash flows from financing activities:
Proceeds from the exercise of stock options	71,640	34,398
Proceeds from the issuance of Employee Stock Purchase Plan shares	8,276	7,183
Repurchases of common stock	—	(364,997)
Payments for employee stock-based tax withholdings	(103,451)	(46,888)
Debt offering costs	(2,814)	—
Payments of finance lease obligations	(1,065)	—
Net cash used in financing activities	(27,414)	(370,304)
Effect of foreign currency translation	2,136	(8,276)
Net increase (decrease) in cash, cash equivalents, and restricted cash	291,399	(88,201)
Cash, cash equivalents, and restricted cash at beginning of period	186,319	274,520
Cash, cash equivalents, and restricted cash at end of period	$477,718	$186,319
Supplemental disclosure of cash flow information:
Interest paid	$19,728	$19,289
Income taxes paid, net of refunds	$83,770	$82,448

Copart, Inc. ~ 14185 Dallas Parkway, Suite 300, Dallas TX 75254 ~ (972) 391-5000

Copart, Inc.
Additional Financial Information
Reconciliation of GAAP to Non-GAAP Financial Measures
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended July 31,		Twelve Months Ended July 31,
	2020	2019	2020	2019
GAAP net income	$165,533	$153,496	$699,907	$591,693
Effect of discrete income tax items	4,740	—	1,732	(10,170)
Effect of disposal of non-operating assets, net of tax	—	—	—	(1,598)
Effect of reserve for legacy sales tax liabilities, net of tax	—	978	—	978
Effect of foreign currency-related (gains) losses, net of tax	(268)	48	(1,436)	(256)
Effect of recognizing tax benefit on exercise of employee stock options	(6,586)	(12,007)	(92,548)	(46,103)
Effect of payroll taxes on certain executive stock compensation, net of tax	—	—	2,867	1,295
Non-GAAP net income	$163,419	$142,515	$610,522	$535,839

GAAP net income per diluted common share	$0.69	$0.64	$2.93	$2.46
Non-GAAP net income per diluted common share	$0.69	$0.60	$2.57	$2.25

GAAP diluted weighted average common shares outstanding	238,927	238,354	238,656	240,453
Effect on common equivalent shares from ASU 2016-09	(656)	(1,633)	(911)	(1,870)
Non-GAAP diluted weighted average common shares outstanding	238,271	236,721	237,745	238,583

Copart, Inc. ~ 14185 Dallas Parkway, Suite 300, Dallas TX 75254 ~ (972) 391-5000